EXHIBIT 23.1

CONSENT OF EXPERT

      I have reviewed the Form 10-KSB annual report of Texada Ventures Inc. (the “Company”) for the year ended November 30, 2007 (the “Form 10-KSB”) and agree with the statements disclosed by the Company with respect to the following report referenced in the Form 10-KSB and the documents incorporated by reference therein:

“Geological Report on the Wheaton River Property (Peek 1-8 Mineral Claims; YC19158-YC19165)”

     I hereby consent to the use of our report by the Company and the information contained therein.

/s/ W.G. Timmons

W.G. Timmons
Consulting Geologist

Date: March 14, 2008